================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 21, 2003


                                   ----------


                                HOLLY CORPORATION
             (Exact name of Registrant as specified in its charter)


           DELAWARE                     001-03876               75-1056913
       (State or other          (Commission File Number)     (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

     100 CRESCENT COURT,                                        75201-6927
          SUITE 1600                                            (Zip code)
        DALLAS, TEXAS
    (Address of principal
      executive offices)


       Registrant's telephone number, including area code: (214) 871-3555

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

        Attached as exhibits hereto and incorporated herein by reference in their entirety are (i) the press release, attached hereto as Exhibit 99.1, issued by Holly Corporation (the "Company") on August 21, 2003, announcing that the Company delivered to Frontier Oil Corporation ("Frontier") a notice of material adverse effect pursuant to the terms of the Agreement and Plan of Merger, dated as of March 30, 2003, as amended to date (the "Merger Agreement"), among the Company, Frontier, Front Range Himalaya Corporation, Front Range Merger Corporation, and Himalaya Merger Corporation and (ii) the Notice of Material Adverse Effect, dated August 21, 2003, delivered by the Company to Frontier pursuant to the terms of the Merger Agreement, attached hereto as
Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     EXHIBITS.

        99.1  --  Press Release of the Company issued August 21, 2003.*

        99.2 -- Notice of Material Adverse Effect, dated August 21, 2003, delivered by the Company to Frontier pursuant to the terms of the Merger Agreement.*

----------

* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 HOLLY CORPORATION


                                 By /s/ Stephen J. McDonnell
                                    --------------------------------------------
                                        Stephen J. McDonnell
                                        Vice President & Chief Financial Officer

Date: August 22, 2003

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER      EXHIBIT TITLE
 -------     -------------
 99.1  --    Press Release of the Company issued August 21, 2003.

 99.2  --    Notice of Material Adverse Effect, dated August 21, 2003,
             delivered by the Company to Frontier pursuant to the terms of the
             Merger Agreement.